MANAGEMENT STOCKHOLDERS AGREEMENT


This Management Stockholders Agreement (the "Agreement") is made as of December __, 1992 by and among Gilbert Engineering Acquisition Co., Inc., a Delaware corporation (the "Company"), Connector Holding Company, a Delaware corporation ("Buyer"), Connector Acquisition Company, a Delaware corporation ("Buyer Sub"), Oak Industries Inc., a Delaware corporation ("Oak"), and each of Tyler Capital Fund, L.P., Tyler Massachusetts, L.P., Tyler International, L.P.-II, BCIP Associates and BCIP Trust Associates, L.P. (collectively, the "Investors") and each of Robert A. Spann, the Gullekson Family Trust dated December 27, 1989, Daniel H. Franklin and Robert D. Hayward (each a "Management Stockholder," collectively the "Management Stockholders" and, together with Buyer, collectively referred to herein as the "Stockholders").


Recitals

1. The Stockholders own all of the issued and outstanding shares of the Company's Common Stock, $.01 par value (the "Common Stock").

2. Reference is made to a Stock Purchase Agreement dated as of December 22, 1992 (the "Purchase Agreement") among the Company, Gilbert Engineering Co., Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Gilbert"), Buyer, Buyer Sub and the stockholders of the Company (and as to which Oak and the Investors have entered into a limited guaranty), pursuant to which the Buyer and Buyer Sub will purchase from the stockholders of the Company all of issued and outstanding shares of capital stock and rights to purchase the same (other than the Retained Shares, as such term is defined in the Purchase Agreement). Immediately following the closing of such stock purchase, Buyer Sub and Gilbert will be merged with and into the Company, and Buyer and the Management Stockholders will hold all of the issued and outstanding shares of the Common Stock.

3. Reference is also made to a Stockholders Agreement (the "Investors Stockholders Agreement") among Buyer, Oak and each of the Investors pursuant to which, among other things, the Investors have been granted a put option to sell their shares of common stock of Buyer to Oak in accordance with the provisions contained in Section 3 of the Investors Stockholders Agreement.

4. The parties believe that it is in the best interests of the Company and the Stockholders (i) to provide for certain rights and obligations of the Stockholders with respect to the election of directors of the Company, (ii) to provide for certain rights and obligations of the Stockholders with respect to the sale of shares of Common Stock and (iii) to set forth their agreements on certain other matters.

Agreement

Now, therefore, the parties hereto hereby agree as follows:

DEFINITIONS.

"Effective Date" shall mean the date on which the merger of Buyer Sub with and into the Company is consummated.

"Fair Market Value" shall mean the market value, per share, of the Common Stock as determined in accordance with Section 4.3.

"Management Majority Holders" shall mean, as of any date, the holders of a majority of the Management Shares outstanding on such date.

"Management Shares" shall mean all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, the Management Stockholders.

"Management Stock Options" shall mean options to purchase shares of Oak common stock granted to each Management Stockholder pursuant to a Management Stock Option Plan.

"Person" shall mean any individual, partnership, corporation, company, association, trust, joint venture, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

"Shares" shall mean all Common Stock held by Buyer and the Management Stockholders.

"Total Transaction Value" shall mean the aggregate cash purchase price payable to the holders of the Shares pursuant to an Outside Offer pursuant to Section 4.6.

VOTING AGREEMENT.

Voting. Each holder of Shares hereby agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, as follows:

Number of Directors.  To fix the number of directors of the Company at six
(6).

Election of Directors. (i) To elect as directors of the Company five (5) persons, if any, who shall have been nominated by Buyer in a written notice delivered to all of the holders of Shares (the "Buyer Directors"), and (ii) to elect as a director of the Company one person, if any, who shall have been nominated by the Management Majority Holders in a written notice delivered to all of the holders of Shares (the "Management Directors").

Successors. No Buyer Director may be removed without the consent of Buyer. No Management Director may be removed without the consent of the Management Majority Holders. In the event a director shall cease to serve for any reason, then, in the case of a Buyer Director, the Buyer shall have the right to designate a successor, and in the case of the Management Director the Management Majority Holders shall have the right to designate a successor. Each holder of Shares shall, upon receipt of a written notice, identifying such designee, promptly take all action necessary to cause the appointment of such designee to the Company's board of directors pursuant to the Company's By-laws and Certificate of Incorporation.

The Company. The Company agrees not to give effect or permit any subsidiary to give effect to any action by any holder of Shares or any other Person which is in contravention of this Section 2.

Period. The provisions of this Section 2 shall expire on the later of (i) the tenth anniversary of the Effective Date and (ii) the date to which the effectiveness of this Section 2 may have been extended by amendment hereof in accordance with Section 8.2; provided, however, that such expiration shall not affect any liability for breach prior to expiration. To the extent permitted by law, each holder of Shares agrees from time to time, at the request of any holder of Shares, to amend this Section 2 to extend the effectiveness of this
Section 2 to a date not later than the tenth anniversary of the date of such request. Notwithstanding the foregoing, the provisions of this Section 2 shall expire on the date on which the Management Stockholders cease to own any Shares.

TRANSFER RIGHTS.

Transfer of Management Shares. Except as otherwise expressly permitted by this Agreement, no holder of Management Shares shall sell, pledge, assign, encumber or otherwise transfer or dispose of any of such Shares to any other Person, whether directly, indirectly, by operation of law or otherwise; provided, however, that a Management Stockholder may at any time transfer any Management Shares to another Management Stockholder; and provided, further, that a Management Stockholder may pledge his shares to the Senior Lender (as that term is defined in the Purchase Agreement), it being understood, however, that the Senior Lender shall in no event (whether as a result of the pledge or any foreclosure thereunder) acquire or assume any rights or obligations under this Agreement.

OFFER AND CALL RIGHTS.

Right to Offer Management Shares to Oak. A Management Stockholder, or his estate, heirs, devisees, executor or representative, as the case may be (the "Stockholder's Estate"), may, at any time, by 90 days prior written notice given by such Management Stockholder or Stockholder's Estate, as the case may be, to Oak (the "Offer Notice"), offer to sell to Oak, and Oak may, at its option, elect to purchase from such Management Stockholder or the Stockholder's Estate, as the case may be, at a purchase price per share equal to Fair Market Value, all of the Management Shares held by such Management Stockholder or such Stockholder's Estate. If within 30 days after the final determination of the Fair Market Value of such Management Shares pursuant to
Section 4.3 Oak elects to purchase such Management Shares, then the sale and purchase shall be consummated in accordance with the terms of Section 4.4. If a Management Stockholder or the Stockholder's Estate, as the case may be, offers his Management Shares to Oak pursuant to this Section 4.1 and Oak does not purchase such Management Shares, such Management Stockholder or the Stockholder's Estate, as the case may be, may (a) as permitted by Section 3.1 hereof, at any time sell or transfer such Management Shares to another Management Stockholder, (b) at any time after the date which is three (3) years after the Effective Date, apply the Management Shares to the exercise of his Management Stock Option, subject to and in accordance with Section 4.5 or
(c) at any time after the date which is six (6) years after the Effective Date, exercise his rights under Section 4.6.

Right to "Call" Management Shares. If a Management Stockholder's employment with the Company is terminated "for cause" (as such term is defined in his Employment Agreement with the Company) (a "Call Event"), then each other Management Stockholder who is then employed by the Company (each an "Interested Management Stockholder" and together "Interested Management Stockholders") may at his option, by notice to all of the Management Stockholders and Oak delivered within thirty (30) days after the occurrence of the Call Event (the "First Call Notice"), elect to purchase from such Management Stockholder or the Stockholder's Estate, as the case may be, and such Management Stockholder or such Stockholder's Estate, as the case may be, hereby agrees to sell to the Interested Management Stockholders, at a purchase price per share equal to Fair Market Value, any or all of the Shares ("Option Shares") held by such Management Stockholder or such Stockholder's Estate, as the case may be. If there is more than one Interested Management Stockholder, the obligation of the Management Stockholder or such Stockholder's Estate, as the case may be, to sell the Option Shares, and the obligation of the Interested Management Stockholders to buy the Option Shares, shall be divided among the Interested Management Stockholders as the Interested Management Stockholders may agree among themselves or, if they fail to agree on or before the Call Closing Date (as defined in Section 4.4.2), pro rata in accordance with the number of Shares then held by them. If the Interested Management Stockholders do not elect to purchase all of the Shares of such Management Stockholder within such thirty (30) day period, then Oak may, by notice to the Management Stockholder or such Stockholder's Estate, as the case may be, delivered within sixty (60) days after the occurrence of the Call Event ("Second Call Notice"), elect to purchase from such Management Stockholder or such Stockholder's Estate, as the case may be, and such Management Stockholder or such Stockholder's Estate, as the case may be, hereby agrees to sell to Oak at a purchase price per share equal to the Fair Market Value determined in connection with the First Call Notice, any or all of the remaining Shares held by such Management Stockholder.

If the Interested Management Stockholders and Oak do not purchase all of the Shares of such Management Stockholder, then (a) such Management Stockholder's non-competition obligation contained in his Employment Agreement with the Company shall continue for a period of two years following the date upon which he ceases to, directly or indirectly, own or hold beneficially or of record any Shares and (b) in the case of a deceased Management Stockholder, such Stockholder's Estate may exercise such Management Stockholder's Management Stock Option, subject to and in accordance with Section 4.5.

Determination of the Fair Market Value. At any time at which the Fair Market Value of the Shares is to be determined pursuant to this Agreement, Oak shall designate in a written notice (the "First Notice") to each holder of the Shares a prominent national investment bank to determine the Fair Market Value of the Shares, unless the parties hereto shall have theretofore agreed in writing to the Fair Market Value of such Shares in which case such agreed upon determination of Fair Market Value shall be binding upon the parties hereto. If the Management Majority Holders do not object to the selection of such investment bank within fifteen (15) days after receipt of the First Notice, then the Fair Market Value shall be determined by such investment bank, and such determination shall be binding upon the parties hereto. If the Management Majority Holders object, they shall send written notice of such objection to Oak within fifteen (15) days after receipt of the First Notice, which notice shall designate a second prominent national investment bank. The Management Stockholders and Oak shall then direct the investment bank designated by each of them to select a third prominent national investment bank to determine Fair Market Value, and the determination of such investment bank shall be binding on the parties hereto. In each case, the parties shall direct the investment bank which is making the determination of Fair Market Value to do so as promptly as possible, and in no event later than sixty (60) days after the selection of such investment bank.

When determining the Fair Market Value of the Shares, the investment bank shall value the Shares based on a private sale of the Shares but shall make no deduction or discount for the minority status of the holder of the Shares.
The investment bank shall also consider, among other factors, the projected earnings of the Company as an on-going enterprise but as a stand-alone entity that is, among other things, subject to taxation and shall "back-out" any intercompany transactions (except that the arm's-length cost of any goods or services provided to the Company and all debt and equity investments shall be considered).

Closings.

Closing of Sale Pursuant to Section 4.1. The closing of any sale of Management Shares pursuant to an Offer Notice given in accordance with Section
4.1 shall take place on a date to be determined by Oak, which date shall be within ninety (90) days after the final determination of Fair Market Value of the Management Shares pursuant to Section 4.3, at the principal office of Oak, or at such other time and location as the parties to such sale may mutually determine. At the closing, Oak shall pay to the Management Stockholder the aggregate purchase price for the Management Shares being sold pursuant to such Offer Notice by wire transfer of immediately available federal funds, and such Management Stockholder shall deliver to Oak the certificate or certificates representing the Management Shares being sold, duly endorsed for transfer and with signature guaranteed, free and clear of any liens or encumbrances.

Closing of Sale Pursuant to Section 4.2. The closing of the sale of any Management Shares pursuant to Section 4.2 shall take place at the principal office of the Company at 10:00 a.m. on a date selected by the selling Management Stockholder or such Stockholder's Estate, which date shall be (i) in the event of a sale to an Interested Management Stockholder, within ninety
(90) days after the date upon which the Fair Market Value of the Option Shares is determined pursuant to Section 4.3, and (ii) in the event of a sale to Oak, within ninety (90) days after the date of the Second Call Notice, or at such other time and location as the parties to such sale may mutually determine (the "Call Closing Date"). At the closing, each Interested Management Stockholder or Oak, as the case may be, shall pay to such Management Stockholder the aggregate purchase price for the Option Shares being purchased by such Person by wire transfer of immediately available federal funds. At such closing, the selling Management Stockholder or such Stockholder's Estate, as the case may be, shall deliver to the Interested Management Stockholders or Oak, as the case may be, the certificate or certificates representing the Option Shares, duly endorsed for transfer, and with signature guaranteed, free and clear of any liens or encumbrances.

Delivery of Certificates.  If at a closing of a sale of Shares to Oak under
Section 4.4.1 or Section 4.4.2 any Management Stockholder fails to deliver to Oak the certificate or certificates evidencing its Shares, Oak may, at its option, in addition to all other remedies it may have, deposit the purchase price for such Shares with The First National Bank of Boston (or any other commercial bank approved by Oak and the Management Majority Holders), as escrow agent (the "Escrow Agent"), and thereupon the Company shall cancel on its books the certificate or certificates representing such Shares and shall issue, in lieu thereof and in the name of Oak, a new certificate or certificates representing such Shares, and thereupon all of the Management Stockholder's rights in and to such Shares shall terminate. Thereafter, upon delivery to the Company by such Management Stockholder of the certificate or certificates evidencing such Shares (duly endorsed for transfer, with signature guaranteed, and free and clear of any liens of encumbrances), the Company shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of deposit of such funds with the Escrow Agent to the date of delivery of such stock certificates, any such interest to accrue to Oak) to such Management Stockholder.

The delivery of a certificate or certificates for Shares by any Management Stockholder to Oak at a closing of the purchase of Shares by Oak under Section
4.4.1 or Section 4.4.2 or to any other Management Stockholder at a closing of the purchase of Shares by any other Management Stockholder under this Agreement shall be deemed a representation and warranty by such selling Management Stockholder that: (a) he has full right, title and interest in and to such Shares; (b) he has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated; and (c) such Shares are free and clear of any and all liens or encumbrances.

Management Stock Options. If a Management Stockholder delivers an Offer Notice to Oak after the date which is three (3) years after the Effective Date and Oak declines to purchase the Management Shares which are subject to such Offer Notice in accordance with Section 4.1, or a Stockholder's Estate elects to exercise its rights under clause (b) of the last paragraph of Section 4.2, such Management Stockholder or Stockholder's Estate, as the case may be, shall have the right to exercise the Management Stock Option granted to him to purchase shares of the common stock, $.01 par value, of Oak ("Oak Shares") by surrender of such Management Stockholder's Management Shares in payment of the exercise price of such Management Stock Option. For purposes of this Section
4.5 and the Management Stock Option, the Management Shares shall be valued at $533.33 per share. The exercise price under the Management Stock Option shall be the closing price of Oak Shares as quoted on the New York Stock Exchange on December 23, 1992, and the total number of Oak Shares issuable to each Management Stockholder upon exercise of his Management Stock Option shall equal $750,000 divided by such closing price of Oak Shares. The amount of Oak Shares issuable upon exercise of a Management Stock Option shall be appropriately adjusted for any increase or decrease in the number of Oak Shares outstanding as a result of a stock split, subdivision or combination pursuant to the provisions of the Management Stock Option Plan. Oak covenants and agrees to maintain registered under the Securities Act of 1933 on a Form S-8 a sufficient number of Oak Shares to be issued upon exercise of the Management Stock Options.

Exercise of Management Stock Options. A Management Stock Option shall be exercised in accordance with the terms and provisions of the Management Stock Option Plan pursuant to which it was granted. Additionally, a Management Stockholder shall give thirty (30) days notice to the Company and to all other Management Stockholders prior to exercising his Management Stock Option, which notice shall set forth the exercise date.

Limitation on Exercise of Management Stock Options. The total number of Oak Shares that may be issued to all Management Stockholders as a group upon exercise of their Management Stock Options shall not exceed: (a) during the one-year period commencing on the date that is three (3) years after the Effective Date, 470,588 Oak Shares; and (b) during the one-year period commencing on the date that is four (4) years after the Effective Date, 941,176 Oak Shares, plus such number of Oak Shares that were issuable in the preceding one-year period that were not so issued. There shall be no limitation on the number of Oak Shares issuable upon exercise of the Management Stock Options after the date which is five (5) years after the Effective Date. A Management Stockholder shall have the right to exercise his Management Stock Option not more than three times during any twelve month period. If at any time when the number of Oak Shares issuable upon exercise of the Management Stock Options is limited pursuant to this Section 4.5.2 and more than one Management Stockholder elects to exercise his Management Stock Option pursuant to the provisions of Section 4.5, then the number of Oak Shares issuable under clauses (a) and (b) of this Section 4.5.2 shall be allocated among such electing Management Stockholders pro rata in accordance with the number of Shares then held by them.

Right of Forced Sale. If a Management Stockholder delivers to Oak an Offer Notice exercising his rights under Section 4.1 to offer his Management Shares to Oak after the date which is six (6) years after the Effective Date and Oak does not purchase such Management Shares in accordance with Section 4.1, then such Management Stockholder shall have the right to offer such Management Shares to the Investors upon the same terms and conditions as offered to Oak; provided that the Investors then hold an equity interest in Buyer. The Investors may, at their option, elect to purchase such Management Shares, in which case the purchase and sale shall be consummated in accordance with the provisions of Sections 4.1 and 4.4 (treating the Investors as Oak for such purposes). If neither Oak nor the Investors elects to purchase such Management Shares, then upon the vote of 75% of the then outstanding Management Shares, the Management Stockholders shall have the right to seek a purchaser of all the Shares or of all or substantially all of the assets of the Company. If the Management Stockholders receive a bona fide, offer (an "Outside Offer") from a third party (the "Proposed Purchaser") within a six
(6) month period after the date of the Offer Notice that is not contingent upon the Proposed Purchaser obtaining financing, to purchase all of the Shares or all or substantially all of the assets of the Company for cash, then, subject to the provisions of this Section 4.6, all of the holders of Shares agree to sell their Shares or consent to a sale of all or substantially all of the assets of the Company to the Proposed Purchaser, in the manner and subject to the terms set forth in the Outside Offer. The Outside Offer must acknowledge the rights of Oak and the Investors (if the Investors then hold an equity interest in Buyer) to purchase the Management Shares and terminate the Outside Offer pursuant to this Section 4.6. If the Management Stockholders do not receive an Outside Offer within such six (6) month period, then Buyer, Oak and the Investors will not be obligated to sell any such Shares or consent to any such sale of all or substantially all of the assets of the Company under this Section 4.6; provided that nothing herein shall be deemed to limit the rights of the Management Stockholders to thereafter submit additional Offer Notices to Oak pursuant to this first paragraph of Section 4.6.

Offer to Oak. Promptly upon receipt of an Outside Offer, a written notice (the "First Purchase Notice") shall be delivered by the Management Stockholders to Oak and the Investors (the "Offerees"). The First Purchase Notice shall contain the following:

(a) a true, fully-executed copy of the Outside Offer from the Proposed
Purchaser;

(b) a written offer by each Management Stockholder to sell all but not less than all of the Management Shares to Oak in accordance with the terms of this Agreement, for a purchase price per share equal to the purchase price per share set forth in the Outside Offer plus, in the event the price per share set forth in the Outside Offer equals or exceeds the Fair Market Value of the Shares at the date on which the Offer Notice was delivered to Oak pursuant to
Section 4.1, 3% of the Total Transaction Value; and

(c) a date and time for closing the sale to Oak if all the Management Shares are accepted for purchase by Oak, which date shall not be fewer than 60 nor more than 90 days after the date of delivery to Oak of the First Purchase Notice.

Offer to the Investors. If Oak does not elect to purchase the Management Shares within 30 days after the date of the First Purchase Notice and the Investors then hold an equity interest in Buyer, the Management Stockholders shall send the Investors a written notice (the "Second Purchase Notice") containing the following:

(a) a statement that the Shares have been offered to but have not been accepted for purchase by Oak;

(b) a written offer by the Management Stockholders to sell all but not less than all of the Management Shares to the Investors upon the same terms as offered to Oak pursuant to the First Purchase Notice; and

(c) a date and time for closing the sale to the Investors if all the Shares are accepted for purchase by the Investors, which date shall not be fewer than 45 nor more than 60 days from the date of delivery to the Investors of the Second Purchase Notice.

Exercise by Oak or the Investors. Oak shall have the right to accept the offer contained in the First Purchase Notice with respect to all (but not less than all) of the Management Shares for a period of 30 days after the date of delivery of the First Purchase Notice. If Oak does not accept such offer, the Investors shall have the right to accept such offer (as modified by the Second Purchase Notice) with respect to all (but not less than all) of the Management Shares for a period of 30 days after the date of delivery of the Second Purchase Notice. If Oak or the Investors elects to purchase the Management Shares, the Outside Offer shall terminate and Oak, the Investors, Buyer, the Company and the Management Stockholders shall have no obligation or liability thereunder. Oak or the Investors, as the case may be, shall exercise its rights to purchase the Management Shares by mailing a written notice to the Management Stockholders, with a copy to the other Offeree (the Offeree who has agreed to purchase the Shares being referred to in this Section 4.6 as an "Accepting Offeree"). The closing of a sale of the Management Shares to the Accepting Offeree shall take place at the principal office of the Company at the time designated in the First Purchase Notice or the Second Purchase Notice, as the case may be.

Closing. At the closing of any purchase and sale of Management Shares pursuant this Section 4.6, the Management Stockholders shall deliver to the Accepting Offeree a certificate or certificates representing the Management Shares, duly endorsed for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock transfer tax stamps affixed, and the Accepting Offeree shall pay to the Management Stockholders by certified or bank check the purchase price of the Management Shares being purchased by the Accepting Offeree. If any Management Stockholder fails to deliver to the Accepting Offeree the certificate or certificates evidencing its Shares, the Accepting Offeree may, at its option, in addition to all other remedies it may have, deposit the purchase price for such Shares with the Escrow Agent and shall furnish satisfactory evidence of such deposit to the Company and thereupon the Company shall cancel on its books the certificate or certificates representing such Shares and shall issue, in lieu thereof and in the name of the Accepting Offeree, a new certificate or certificates representing such Shares, and thereupon all of the Management Stockholder's rights in and to such Shares shall terminate. Thereafter, upon delivery to the Company by such Management Stockholder of the certificate or certificates evidencing such Shares (duly endorsed for transfer, with signature guaranteed, and free and clear of any liens or encumbrances), the Company shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to the Accepting Offeree) to such Management Stockholder. The delivery of certificate or certificates for Shares by any Management Stockholder shall be deemed a representation and warranty by such Management Stockholder that: (a) he has full right, title and interest in and to such Shares; (b) he has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated; and (c) such Shares are free and clear of any and all liens or encumbrances.

Continued Applicability of this Agreement. If the Offerees fail to exercise their respective purchase rights within the specified periods, then, for 60 days after the termination of the 30-day period referred to in Section 4.6.2 hereof relating to the Second Purchase Notice or if no Second Purchase Notice is given, for 60 days after the termination of the 30-day period referred to in Section 4.6.1 hereof relating to the First Purchase Notice, Oak and the Investors agree to cause the Buyer to sell all of its Shares or consent to the sale of all or substantially all of the assets of the Company and the Management Stockholders shall sell all but not less than all of their Shares or consent to the sale of all or substantially all of the assets of the Company to the Proposed Purchaser in strict accordance with the Outside Offer. If such sale is not so consummated within such 60-day period, then Buyer, Oak and the Investors will not be obligated to sell any such Shares or consent to any such sale of all or substantially all of the assets of the Company under this Section 4.6; provided that nothing herein shall be deemed to limit the rights of the Management Stockholders to thereafter submit additional Offer Notices to Oak pursuant to the first paragraph of this Section 4.6.

CERTAIN TRANSACTIONS.

Go Along Rights. If Buyer shall propose to sell, in any single transaction or any series of related transactions, all or substantially all of the Shares held by Buyer (a "Go Along Sale"), then Buyer shall give each Management Stockholder written notice of such Go Along Sale at least fifteen (15) business days prior to the consummation of such Go Along Sale ("Go Along Sale Notice"). Each Management Stockholder may, by written notice to Buyer within ten (10) business days after receipt of the Go Along Sale Notice, sell in such Go Along Sale the same proportion of the Management Shares then held by him as the proportion of Shares to be sold by Buyer in such Go Along Sale bears to the total number of Shares held by Buyer. The sale of such Management Shares shall be at the same per share sale price (including the time and manner of payment and type of consideration) and on other terms in substance similar to those received by Buyer for its Shares in the Go Along Sale.

Take Along Rights. If a holder of Management Shares does not elect to sell his Shares in a Go Along Sale pursuant to Section 5.1, then the Buyer shall have the right, by notice to such holder at least three (3) days prior to consummation of the Go Along Sale, to cause such holder, and upon receipt of such notice each such holder agrees, to sell to the purchaser of Shares in such Go Along Sale, substantially contemporaneously with the closing of such Go Along Sale, such portion of such holder's Shares as the proportion of Shares to be sold by Buyer in such Go Along Sale bears to the total number of Shares held by Buyer. The sale of such Management Shares shall be at the same per share sale price (including the time and manner of payment and type of consideration) and on other terms (including representations, warranties and indemnities) in substance similar to those received by Buyer for its Shares in the Go Along Sale. Each Management Stockholder shall take such actions and execute such documents and instruments as shall be reasonably necessary to expeditiously consummate such Go Along Sale. Except as may be otherwise provided in the Company's certificate of incorporation or by-laws, the consent of the holders of the Management Shares or the Management Stockholders shall not be required to a Go Along Sale or any other sale, transfer or disposition of any Shares by Buyer.

Rights of Second Refusal in Stock of Buyer held by the Investors. If Oak is unable to purchase the shares of common stock of the Buyer held by the Investors ("Buyer Shares") in accordance with Section 3.1 of the Investor Stockholders Agreement, then the Management Stockholders shall have the right to purchase such Buyer Shares on the same terms offered to Oak; provided, however, that (a) within thirty (30) days after being notified of Oak's inability to purchase the Buyer Shares, the Management Stockholders shall notify the Investors of their intention to purchase such Buyer Shares and (b) within sixty (60) days after such notice (i) the Management Stockholders purchase such Buyer Shares or (ii) the Management Stockholders provide the Investors with binding commitments necessary to accomplish the purchase of such Buyer Shares within thirty (30) days thereafter and the Management Stockholders purchase such Buyer Shares within such thirty (30) day period.

Piggyback Registration Rights. Whenever the Company proposes to register any shares of Common Stock for its own or others' account under the Securities Act of 1933 for a public offering for cash, other than a registration relating to employee benefit plans, the Company shall give each holder of Management Shares prompt written notice of its intent to do so. Upon the written request of any such holder given within 30 days after receipt of such notice, the Company will use its best efforts to cause to be included in such registration all of the Management Shares which such holder requests. If the Company is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any registration statement under this Section 5.4 that the number of shares to be sold by persons other than the Company is greater than the number of such shares which can be offered without adversely affecting the offering, the Company may reduce pro rata (based upon the number of shares requested to be included and the number of shares proposed to be registered by the Company) the number of shares offered for the accounts of such persons and for the account of the Company to a number of shares deemed satisfactory by such managing underwriter. Management Stockholders participating in any such public offering shall take all such actions and execute all such documents and instruments that are reasonably necessary to effect the sale of their Shares in such public offering and shall be parties to the underwriting agreement entered into by the Company in connection therewith, and the representations and warranties by, and the other agreements (including indemnifications and "lock-up" agreements) on the part of, the Company to and for the benefit of the underwriters in such underwriting agreement shall also be made by such Management Stockholders.

Dividends. All dividends payable on the Common Stock shall be payable pro rata to each holder of shares of the Common Stock in accordance with the number of shares held by such holder. It is understood and agreed that the term "dividends" as used in this Section 5.5 shall not include any payments under the Tax-Sharing Agreement (as such term is defined in the Purchase Agreement), management fees and expenses, expenses of shareholders and board of directors and loan repayments.

REMEDIES.

Generally. Buyer, Oak, the Investors and each holder of Shares shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company, any subsidiary or any holder of Shares. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

LEGENDS. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration statement under said Act covering the transfer or an opinion of counsel satisfactory to the issuer that registration under said Act is not required.

The voting of the shares of stock represented by this certificate, and the sale, encumbrance or other disposition thereof, are subject to the provisions of a Stockholders Agreement to which the issuer and certain of its stockholders are party, a copy of which may be inspected at the principal office of the issuer or obtained from the issuer without charge.

Any person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

AMENDMENT, TERMINATION, ETC.

Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, by an agreement in writing signed by the Investors, Oak, Buyer, Company and the Management Majority Holders. Each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

EFFECTIVENESS.

Effective Date. This Agreement shall become effective and binding upon the parties hereto only upon the consummation of the merger of Buyer Sub with and into the Company.

MISCELLANEOUS.

Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

Notices. Notices and other communications provided for in this Agreement shall be in writing and shall be effective (i) when one day shall have elapsed (exclusive of Saturdays, Sundays and banking holidays in the City of Boston) from their deposit for overnight delivery with Federal Express or other bonded courier, addressed to the party or parties sought to be charged with notice of the same at the respective addresses set forth or referred to below, subject to written notice of change of address given by any party to each other party, or (ii) if earlier, upon receipt.

If to Oak, to it at:

      Oak Industries, Inc.
      1000 Winter Street
      Waltham, Massachusetts  02154
      Attention:  William Antle III

      with a copy to:

      Oak Industries, Inc.
      1000 Winter Street
      Waltham, Massachusetts 02154
      Attention:  Paul J. Halas, Esq.

If to the Investors, to them at:

      Bain Capital
      Two Copley Place, 7th Floor
      Boston, Massachusetts  02117
      Attention:  Geoffrey S. Rehnert

      with a copy to:

      Ropes and Gray
      One International Place
      Boston, Massachusetts 02110
      Attention:  R. Bradford Malt, Esq.

    If to Buyer, to it at:

      c/o Oak Industries, Inc.
      1000 Winter Street
      Waltham, Massachusetts  02154
      Attention:  William Antle III

      with a copy to:

      c/o Oak Industries, Inc.
      1000 Winter Street
      Waltham, Massachusetts 02154
      Attention:  Paul J. Halas, Esq.

    If to the Company, to it at:

      c/o Oak Industries, Inc.
      1000 Winter Street
      Waltham, Massachusetts  02154
      Attention:  William Antle III

      with a copy to:

      c/o Oak Industries, Inc.
      1000 Winter Street
      Waltham, Massachusetts 02154
      Attention:  Paul J. Halas, Esq.

If to a Management Stockholder, to him at the address set forth in the stock record book of the Company.

      with a copy to:

      Quarles and Brady
      One East Camelback Road
      Suite 400
      Phoenix, AZ  85012-1659
      Attention:  P. Robert Moya, Esq.


Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Binding Effect, etc. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective Stockholders Estate, successors and assigns, as the case may be.

Gender and Number. With respect to words used in this Agreement, the singular form shall include the plural form, the neuter gender shall include the feminine or masculine gender, and vice versa, as the context requires.

Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

Severability. If in any judicial proceedings a court shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

Governing Law. This Agreement shall be construed under and its validity determined by the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.



IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the day and year first above written.


          GILBERT ENGINEERING ACQUISITION CO., INC.


          By:________________________________
          Title:

          CONNECTOR HOLDING COMPANY


          By:________________________________
          Title:


          CONNECTOR ACQUISITION COMPANY


          By:________________________________
          Title:


          OAK INDUSTRIES INC.


          By:________________________________
          Title:


          INVESTORS:


          TYLER CAPITAL FUND, L.P.
          By:  Bain Venture Capital, a
            California Limited Partnership,
            its general partner

          By:________________________________
          Title:

          TYLER MASSACHUSETTS, L.P.
          By:  Bain Venture Capital, a
            California Limited Partnership,
            its general partner

          By:________________________________
          Title:




          TYLER INTERNATIONAL, L.P.-II
          By:  Bain Venture Capital, a
            California Limited Partnership,
            its general partner

          By:________________________________
          Title:

          BCIP ASSOCIATES
          By:  Bain Venture Capital, a
            California Limited Partnership,
            its general partner

          By:________________________________
          Title:

          BCIP TRUST ASSOCIATES, L.P.
          By:  Bain Venture Capital, a
            California Limited Partnership,
            its general partner

          By:________________________________
          Title:


          MANAGEMENT STOCKHOLDERS:


          ___________________________________
          Robert A. Spann, individually

          Gullekson Family Trust
          dated December 27, 1989


          By:________________________________
                                 , Trustee

          ___________________________________
          Daniel H. Franklin, individually

          ___________________________________
          Robert D. Hayward, individually










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